Exhibit 99.1

ROBBINS GELLER RUDMAN
    & DOWD LLP
SHAWN A. WILLIAMS (213113)
Post Montgomery Center
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (fax)
shawnw@rgrdlaw.com
– and –
BENNY C. GOODMAN III (211302)
ERIK W. LUEDEKE (249211)
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)
bennyg@rgrdlaw.com
eluedeke@rgrdlaw.com
Counsel for Plaintiffs Patricia H. McKenna,
Avrohom Gallis and James Clem

[Additional counsel appear on signature page.]

ABRAHAM, FRUCHTER
& TWERSKY, LLP
JEFFREY S. ABRAHAM
MITCHELL M.Z. TWERSKY
One Penn Plaza, Suite 2805
New York, NY 10119
Telephone: 212/279-5050
212/279-3655 (fax)
– and –
IAN D. BERG
TAKEO A. KELLAR
12526 High Bluff Drive, Suite 300
San Diego, CA 92130
Telephone: 858/792-3448
858/792-3449 (fax)

Counsel for Plaintiff City of Orlando Police Pension Fund

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
OAKLAND DIVISION

In re GOOGLE INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) )	Master File No. CV-11-04248-PJH
CITY OF ORLANDO POLICE PENSION FUND by Its Trustees, derivatively on behalf of GOOGLE INC.,
Plaintiffs,
vs.
LAWRENCE E. PAGE, et al.,
Defendants.
   and
GOOGLE INC., a Delaware corporation,
         Nominal Defendant.___
	) ) ) ) ) ) ) ) ) ) )	Case No. CV-13-02038-PJH STIPULATION OF SETTLEMENT

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This Stipulation of Settlement, dated August 7, 2014 (“Stipulation” or “Settlement”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Plaintiffs Patricia H. McKenna, Avrohom Gallis, and James Clem, in the action captioned In re Google Inc. Shareholder Derivative Litigation, No. CV-11-04248-PJH (the “Demand Futility Action”) and the City of Orlando Police Pension Fund, in the action captioned City of Orlando Police Pension Fund v. Page, et al., Case No. CV-13-02038-PJH (the “Demand Refused Action”) (together, the “Actions”) (on behalf of themselves and derivatively on behalf of Google Inc.) (“Google” or the “Company”); (ii) Defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Ann Mather, Paul S. Otellini, K. Ram Shriram, and Shirley M. Tilghman (together, “Settling Defendants”); and (iii) Nominal Party Google (together, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.15) upon Court approval and subject to the terms and conditions hereof.

I.	INTRODUCTION

A.	Overview of the Actions and Procedural History
The Actions allege that Google allowed foreign online pharmacies to place advertisements that violated federal laws on Google’s advertising platform. The Actions further assert that Google’s alleged violation of federal law regarding the foreign online pharmacy ads caused the Company to enter into a Non-Prosecution Agreement (NPA) with the U.S. Department of Justice whereby Google allegedly admitted to wrongful conduct related to the placement by foreign online pharmacies of advertisements on Google’s advertising platform. As a result of these alleged advertising practices at Google, Plaintiffs in the Demand Futility Action and the Demand Refused Action allege that the Settling Defendants breached their fiduciary duty of loyalty and/or duty of care owed to Google and its stockholders. The

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Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions.

1.	Commencement and Consolidation of the Demand Futility Action
The first derivative action addressing the foreign pharmacy ads generated on Google’s advertising platform was filed on August 29, 2011, in the United States District Court for the Northern District of California (the “Court”). Thereafter, two additional actions were filed in the Court containing similar allegations. All three actions alleged, among other things, that a pre-suit demand upon the Google Board of Directors (the “Google Board”) was futile and excused as a matter of law. On September 19, 2011, the Court issued an order consolidating these derivative actions.

2.	The Motion to Dismiss the Consolidated Complaint
On October 24, 2011, plaintiffs Patricia H. McKenna, Avrohom Gallis and James Clem (together, “Demand Futility Plaintiffs”) filed a Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). In the Consolidated Complaint, the Demand Futility Plaintiffs asserted claims on behalf of Google against defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Paul S. Otellini, K. Ram Shriram, Shirley M. Tilghman, Nikesh Arora, and Patrick Pichette (together, the “Individual Defendants”) for breach of fiduciary duty, abuse of control, corporate waste, and unjust enrichment.
On December 14, 2011, the Individual Defendants and Nominal Party Google filed a Motion to Dismiss the Consolidated Complaint. In the Motion to Dismiss, the Individual Defendants and Google argued, among other things, that the Consolidated Complaint failed to adequately plead that a pre-suit demand upon the Google Board was futile. They further argued that the Consolidated Complaint failed to state any actionable claim for relief under the applicable laws.

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On February 14, 2012, the Demand Futility Plaintiffs filed an Opposition to the Motion to Dismiss the Consolidated Complaint. In their opposition, the Demand Futility Plaintiffs argued, among other things, that the Consolidated Complaint pleaded, with particularity, facts sufficient to excuse a pre-suit demand upon the Google Board. The Demand Futility Plaintiffs further argued that the facts alleged in the Consolidated Complaint stated actionable claims for relief against the Individual Defendants.
On May 8, 2012, after hearing oral argument, the Court issued an order granting the Motion to Dismiss the Consolidated Complaint. The Court also granted the Demand Futility Plaintiffs leave to file an amended complaint.

3.	The Motion to Dismiss the Amended Consolidated Complaint
On June 8, 2012, the Demand Futility Plaintiffs filed an Amended Consolidated Shareholder Derivative Complaint (the “Amended Consolidated Complaint”). The Amended Consolidated Complaint included, among other things, additional facts alleging why a pre-suit demand upon the Google Board was futile and, therefore, excused. The Amended Consolidated Complaint did not name Nikesh Arora or Patrick Pichette as defendants, but asserted claims on behalf of Google against defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Paul S. Otellini, K. Ram Shriram, and Shirley M. Tilghman (together, the “Demand Futility Defendants”) for breach of fiduciary duty and other claims.
On July 6, 2012, the Demand Futility Defendants and Google filed a Motion to Dismiss the Amended Consolidated Complaint. In their dismissal motion, the Demand Futility Defendants and Google argued that, despite the additional facts, the Amended Consolidated Complaint failed to adequately allege that a pre-suit demand upon the Google Board was excused. The Demand Futility Defendants and Google further argued that, even if a pre-suit demand was futile, the Amended Consolidated Complaint still must be dismissed for failure to state any actionable claim for relief.

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On August 10, 2012, the Demand Futility Plaintiffs filed an Opposition to the Motion to Dismiss the Amended Consolidated Complaint. In their opposition, the Demand Futility Plaintiffs argued, among other things, that the Motion to Dismiss the Amended Consolidated Complaint should be denied because the Amended Consolidated Complaint set forth facts sufficient to excuse a pre-suit demand upon the Google Board. The Demand Futility Plaintiffs also articulated why the Amended Consolidated Complaint stated actionable claims for breach of fiduciary duty and other relief.
On July 3, 2013, the Court heard oral argument on the Motion to Dismiss the Amended Consolidated Complaint. On September 26, 2013, the Court issued an order granting the Motion to Dismiss the Amended Consolidated Complaint with leave to amend.

4.	The Motion to Dismiss the Second Amended Complaint
On November 1, 2013, the Demand Futility Plaintiffs filed a Second Amended Consolidated Shareholder Derivative Complaint (“Second Amended Complaint”). The Second Amended Complaint included additional facts concerning the reasons why a pre-suit demand upon the Google Board was futile. The Second Amended Complaint also asserted claims for relief against the Demand Futility Defendants for, among other things, breach of fiduciary duty.
On December 6, 2013, the Demand Futility Defendants and Google filed a Motion to Dismiss the Second Amended Complaint. In their Motion to Dismiss the Second Amended Complaint, the Demand Futility Defendants and Google once again argued that the Demand Futility Action must be dismissed because the Demand Futility Plaintiffs had not made a pre-suit demand upon the Google Board. The Demand Futility Defendants and Google further argued that the Second Amended Complaint was defective because it failed to allege facts that stated any actionable claim for relief.
On January 16, 2014, the Demand Futility Plaintiffs filed an Opposition to the Motion to Dismiss the Second Amended Complaint. In their opposition, the Demand Futility Plaintiffs argued that the

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particularized facts contained in the Second Amended Complaint excused a pre-suit demand upon the Google Board, and stated actionable claims for relief for breach of fiduciary duty, unjust enrichment, and corporate waste.
On March 5, 2014, the Court heard oral argument on the Motion to Dismiss the Second Amended Complaint. At the conclusion of the hearing, the Court took the Motion to Dismiss the Second Amended Complaint under submission.
Following the March 5, 2014 hearing, the parties agreed to stay the proceedings to permit the parties to participate in private mediation. The parties submitted stipulations staying the proceedings on March 11, 2014, April 25, 2014, July 21, 2014, and July 30, 2014. Pursuant to the Court’s Orders of March 12, 2014, April 29, 2014, July 23, 2014, and July 31, 2014, the proceedings are currently stayed until August 8, 2014.

5.	The City of Orlando Police Pension Fund Makes a Demand on Google’s Board
On January 13, 2012, the City of Orlando Police Pension Fund (“Demand Refused Plaintiff” or “Orlando Pension Fund”) by its attorneys Abraham, Fruchter & Twersky, LLP (“AF&T” or “Demand Refused Counsel”), served a written demand for action (“Demand”) upon the Google Board. In the Demand, the Demand Refused Plaintiff demanded, among other things, that the Google Board investigate and bring legal action against defendants Larry Page, Sergey Brin, Eric E. Schmidt and the other executives, accountable for permitting foreign online pharmacies to place advertisements that violated federal laws on Google’s advertising platform, which allegedly resulted in, inter alia, the Company entering into the NPA.

6.	Formation of the Independent Special Committee and Rejection of the Demand

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On April 11, 2012, in response to the Demand, the Google Board established an independent Special Committee to conduct an investigation and consider the facts and circumstances of the allegations contained in the Demand. The Google Board determined that Directors Diane B. Greene and Ann Mather were capable of competently and impartially considering the Demand and designated them as the members of the Special Committee.
Between approximately May 2012 and December 2012, the Special Committee and its retained counsel conducted an investigation into the matters set forth in the Demand. On January 28, 2013, after considering the findings and conclusions of the investigation, counsel for the Special Committee notified Orlando Pension Fund of the Google Board’s decision to refuse the Demand, and not to pursue any of the claims alleged in the Demand.

7.	The Motion to Dismiss the Demand Refused Complaint
On May 2, 2013, the Orlando Pension Fund commenced an action in the United States District Court for the Northern District of California with the filing of a shareholder derivative complaint alleging, among other things, that Google’s Board has improperly and unreasonably refused the Demand (the “Demand Refused Complaint”). In the Demand Refused Complaint, the Orlando Pension Fund asserted claims on behalf of Google against Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Ann Mather, Paul S. Otellini, K. Ram Shriram and Shirley M. Tilghman (together, the “Demand Refused Defendants”) for breach of fiduciary duty in connection with Google’s acceptance of advertisements by foreign online pharmacies that did not comply with certain federal laws.
On May 22, 2013, Google and the Demand Refused Defendants filed a Motion to Dismiss the Demand Refused Complaint. On June 21, 2013, the Demand Refused Plaintiff filed an Opposition to the Motion to Dismiss the Demand Refused Complaint. A hearing on the motion was conducted on July 24, 2013.

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On September 26, 2013, the Court issued an Order denying the Demand Refused Defendants’ Motion to Dismiss the Demand Refused Complaint.

8.	The Motion for Summary Judgment
On November 1, 2013, Google and the Demand Refused Defendants filed a Motion for Summary Judgment.
On December 18, 2013, the Demand Refused Plaintiff filed an Opposition to the Motion for Summary Judgment and, in the alternative, sought a continuance of the Court’s ruling on the Motion for Summary Judgment until the Demand Refused Plaintiff had the opportunity to take sufficient discovery needed for opposing the summary judgment motion by filing of an affidavit pursuant to Federal Rule of Civil Procedure 56(d).
The Court heard oral argument on the Motion for Summary Judgment and on the Demand Refused Plaintiff’s request for a continuance under Federal Rule of Civil Procedure 56(d) on January 29, 2014. Following the hearing, the parties agreed to stay the proceedings to permit the parties to participate in private mediation. The parties submitted stipulations staying the proceedings on March 11, 2014, April 25, 2014, July 21, 2014, and July 30, 2014. Pursuant to the Court’s Orders of March 12, 2014, April 29, 2014, July 23, 2014, and July 31, 2014, the proceedings are currently stayed until August 8, 2014.

B.	Settlement Negotiations
After the Motion to Dismiss the Second Amended Complaint and the Motion for Summary Judgment in the Demand Refused Action were taken under submission by the Court, beginning in March 2014, representatives of the Settling Parties commenced negotiations regarding possible resolution of the Actions. Ultimately, the Settling Parties engaged in a formal mediation process before the Honorable Layn R. Phillips, United States District Court Judge (Ret.), which culminated in an all-day, in-person

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mediation session on May 21, 2014 in New York, New York. As a result of these arm’s-length settlement negotiations, the Settling Parties reached an agreement-in-principle for the resolution of the Actions.

C.	Approval of the Settlement by the Committee of Independent Google Directors
On August 4, 2014, a Committee of independent Google directors, in exercising their business judgment, unanimously approved the Settlement and each of its terms, as set forth in the Stipulation, as in the best interest of Google and its stockholders.

II.	CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and potential appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Google and its stockholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been

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alleged, in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Google or its stockholders, or that Plaintiffs, Google, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Google and its stockholders.
Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Google), by and through their respective attorneys of record, the Settling Defendants and Google, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Actions and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions
As used in this Stipulation the following terms have the meanings specified below:

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1.1    “Actions” means, collectively, the Demand Futility Action and the Demand Refused Action.
1.2    “Court” means the United States District Court for the Northern District of California.
1.3    “Demand Futility Action” means the consolidated proceeding entitled In re Google Inc. Shareholder Derivative Litigation, No. CV-11-04248-PJH, pending in the United States District Court for the Northern District of California.
1.4    “Demand Refused Action” means the action entitled City of Orlando Police Pension Fund v. Page, et al., Case No. CV-13-02038-PJH, pending in the United States District Court for the Northern District of California.
1.5    “Demand Refused Counsel” means the law firm of Abraham, Fruchter & Twersky, LLP.
1.6    “District Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.
1.7    “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.
1.8    “Final” means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal.

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1.9    “Google” means Google Inc., including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.
1.10     “Judgment” means the judgment to be rendered by the Court in the Actions upon its final approval of the Settlement, substantially in the form attached as Exhibit C hereto.
1.11     “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.
1.12    “Plaintiffs” means collectively Patricia H. McKenna, Avrohom Gallis, James Clem, and the City of Orlando Police Pension Fund.
1.13    “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with any of the Actions.
1.14    “Related Parties” means (i) as to Google, Google’s past or present directors, officers, managers, employees, partners, agents, attorneys, accountants, auditors, banks, insurers, co-insurers, re-insurers, consultants, experts, successors, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, any entity in which Google has a controlling interest, and all officers, directors and employees of Google’s current and former subsidiaries, and (ii) as to the Settling Defendants, (1) each spouse, immediate family member, heir, executor, estate, administrator, agent, attorney, accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling

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Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.
1.15    “Released Claims” means all claims, demands, rights, liabilities and claims for relief of every nature and description whatsoever, known or unknown (as set forth in ¶1.23), that have been, or could have been, asserted in the Actions by Plaintiffs, Google, or any Google stockholder derivatively on behalf of Google against the Settling Defendants, based on the Settling Defendants’ acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act related to Google’s hosting of ads placed by foreign online pharmacies that violated certain federal laws through and including the date of execution of this Stipulation.
1.16    “Released Persons” means the Settling Defendants, Google and their respective Related Parties.
1.17     “Settlement” means the terms and conditions contained in this Agreement.
1.18    “Settling Defendants” means Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Ann Mather, Paul S. Otellini, K. Ram Shriram and Shirley M. Tilghman.
1.19    “Settling Parties” means, collectively, each of the Plaintiffs, the Settling Defendants and Google.
1.20    “Special Committee” means the independent Special Committee established by Google consisting of Google Directors Diane B. Greene (who was not named as a defendant in the Actions) and Ann Mather (who was only named as a defendant in the Demand Refused Action after Google refused the Demand).
1.21    “State Actions” refers to the following purported derivative matters filed in the California and Delaware state courts alleging claims similar or identical to those made in the Actions: DeKalb County

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Pension Fund v. Google Inc., 7694-VCP (Del. Ch. July 12, 2012); Szmerkes v. Page, et al., 6981-VCP (Del. Ch. Oct. 26, 2011); Louisiana Municipal Police Employees Ret. Sys. v. Page, et al., 7041-VCP (Del. Ch. Nov. 14, 2011); Pompano Beach Police & Firefighters’ Ret. Sys. v. Page, et al., 7064-VCP (Del. Ch. Nov. 23, 2011); Miron v. Brin et al., 11-CV-208338 (Santa Clara Super. Ct. Aug. 31, 2011); Clark v. Page, et al., 11-CV-209070 (Santa Clara Super. Ct. Sept. 13, 2011); and Liss v. Page, et al., 11-CV-211139 (Santa Clara Super. Ct. Oct. 14, 2011).
1.22    “Stipulation” means this Agreement.
1.23    “Unknown Claims” means any Released Claims which Plaintiffs, Google or a Google stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Google, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Further, with respect to any and all claims released pursuant to ¶¶4.1-4.3 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons also shall expressly waive, and by operation of the Judgment shall have expressly waived any and all provisions, rights and benefits

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conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Google and each Google stockholder may hereafter discover facts in addition or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Google stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.	Consideration
2.1    In connection with the Settlement of the Actions, the Google Board, following review and recommendation by its Special Committee, shall adopt and maintain the corporate governance measures and funding requirements specified herein within one hundred twenty (120) days after judicial approval of the proposed Settlement by the Court. The corporate governance reforms and funding commitments shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order. Google acknowledges and agrees that the corporate governance reforms and funding commitments set forth in ¶¶2.2-2.6 below confer substantial benefits upon Google and its shareholders. Google also acknowledges that the commencement, prosecution, and settlement of the Actions was a material and substantial factor in the Company’s decision to adopt, implement, and maintain the corporate governance reforms and funding commitments set forth in ¶¶2.2-2.5 below.

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2.2    User Safety Initiative
(a)As a material part of the Settlement, Google shall create the User Safety Initiative. This program will focus on frustrating and disrupting the operations of rogue pharmacies online.
(a)    The mission statement and charter for the User Safety Initiative shall be as follows:
The User Safety Initiative (“USI”) aims to disrupt the operations of rogue pharmacies online. By proactively leveraging Google’s expertise in policy enforcement, and working closely with industry, non-profits, NGOs, regulators, and law enforcement, USI’s objective is to increasingly and more holistically make it difficult for rogue online pharmacies who abuse Google’s systems to operate.
Initial Steps:
To promote USI’s mission, Google will focus on the following areas over the next year:

•
Building relationships with entities globally who can take meaningful steps to frustrate business operations of rogue online pharmacy networks and expand the reach of drug abuse prevention messaging organizations.

•
Continuing to make proactive referrals to trusted partners and law enforcement entities best positioned to take meaningful action aimed at frustrating the operations of largest rogue online pharmacy networks.

•
Improving visibility of relevant and reliable educational content regarding prescription drug abuse prevention and intervention, and assist trusted organizations operating in these areas (e.g., Drugfree.org) with marketing efforts.

•	Educating partners on best practices for collaborating with industry and law enforcement so as to more holistically frustrate the business operations of rogue online pharmacy networks.

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•	Regularly testing policy enforcement systems to identify and remedy potential ways rogue online pharmacies might seek to evade those systems.
Reporting:
Per the “Corporate Governance Provisions” Agreement, the USI’s progress in these areas will be reported on to the Audit Committee in July 2015.
USI Team:
Individuals from the Legal Department, the Product Quality Operations Team, and the Risk Team.
Preliminary Action Items:

•	Fund and help disseminate drug abuse prevention messaging campaigns online.

•	Develop better working relationship with payment processors in order to collectively take action against the most egregious rogue pharmacy networks.

•	Work closely with law enforcement and/or regulatory agencies on legal action against most egregious rogue pharmacy networks.

•	Work with legitimate pharmacies on optimization practices to counter against the marketing efforts of rogue pharmacy networks online.

•	Hire expert in enforcement actions against unlicensed pharmacies as consultant.
(b)    At least once annually after adoption of the User Safety Initiative, Google’s General Counsel shall report to the Audit Committee of the Google Board on the USI’s activities, successes, and challenges, and further recommend to the Google Board (or an appropriate Committee of the Google Board) any changes in the USI. To the extent such changes are substantial, Google shall seek Court approval pursuant to ¶2.1 above after meeting and conferring with Plaintiffs’ Counsel.

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(c)    Should the Board (or an appropriate Committee of the Board) modify the User Safety Initiative, it will ensure that the amount of funding dedicated to the User Safety Initiative will continue to be dedicated to frustrating the operations of actors engaging in illegal and dangerous activities online – including, but not limited to, actors who place ads in violation of U.S. law and/or Google’s content policies and prohibitions regarding dangerous and illegal activity.
2.3    On-Line Advertising and Compliance
(a)    The Audit Committee shall cause Google to continue to implement and maintain, and enforce, to the extent feasible, written policies and procedures designed to ensure compliance with federal and state laws and regulations. These policies and procedures shall include, but need not be limited to, those set forth below.
(b)    Google shall retain LegitScript to complement Google’s sweeps and searches of advertisements running through AdWords as required under Google’s “Unapproved Pharmaceuticals and Supplements” policy. Google may replace LegitScript with another provider or mechanism of at least equal quality with the prior approval of the Audit Committee.
(c)    Google shall use the Verified Internet Pharmacy Practices Sites (“VIPPS”) program to screen out internet pharmacy ads that do not comply with federal and/or state law or with Google’s relevant advertising policies. Google may replace VIPPS with another provider or mechanism of at least equal quality with the prior approval of the Audit Committee.
(d)    Google shall use, and as appropriate improve upon, automated systems, including those that review the web pages that consumers visit when clicking on a link in an advertisement, and shall timely disable those ads that violate Google’s advertising policies.
(e)    Google shall disable URLs (including URLs not active on AdWords) from being linked to ads in AdWords or similar Google advertising programs when notified that they are subject to

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action by governmental agencies, including without limitation, the FDA and Drug Enforcement Agency and/or violate Google’s advertising policies.
(f)    Google shall refer to appropriate regulators or law enforcement agencies those persons or entities that engage in significant and systematic attempts to evade Google’s advertising policies or electronic screening mechanisms against rogue online pharmacies.
(g)    Google shall maintain its position as a board member of the Center for Safe Internet Pharmacies (“CSIP”), so long as CSIP’s primary focus continues to be effective ways in which industry can combat abuses of their systems with respect to online pharmacies.
(h)    The Audit Committee shall (i) require management to conduct internal audits on Google’s on-line advertising compliance with regulatory and/or legal requirements; or (ii) commission external review by counsel or other professionals of Google’s policies for on-line advertising-related compliance with relevant regulations and/or laws at least once every 24 months. Either shall be provided to the Audit Committee in writing.
(i)    Google’s General Counsel or senior compliance official shall report to the Audit Committee semi-annually on the Company’s compliance with, and enforcement of, its advertising policies and initiatives.
(ii)    Google’s General Counsel or senior compliance official shall report to the Audit Committee semi-annually discussing any material updates to the advertising compliance program that were or will be adopted to prevent evasion of Google’s advertising policy by online pharmacy advertisers.
2.4    Criminal Activity Reporting
Google’s General Counsel shall be responsible for reviewing every situation in which a Google employee is convicted of a felony under U.S. federal or state criminal statutes in connection with his

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employment by Google and for reporting to the Board (or an appropriate committee of the Board) with respect to that violation. Presumptively, any employee convicted of a felony under a U.S. federal or state criminal statute in connection with his employment by Google shall be terminated for cause and receive no severance payments in connection with the termination. If the General Counsel determines that such termination is not warranted, he shall so recommend to the Board (or an appropriate committee of the Board), which will act upon his recommendation in its discretion.
2.5    Funding Commitment
In order to provide appropriate funding for Google’s On-Line Advertising Product, Quality Operations and Ethics Compliance, Google hereby commits to budget and spend at least $50 million per year on its Product Quality Operations, Policy Enforcement, and User Safety Initiative collectively, during each of the five years in which this Agreement shall be in effect, for a total of at least $250 million. This funding will be deployed through the direction of existing resources, as well as through the allocation or acquisition of additional resources or assets, towards fulfilling the objectives and obligations set forth herein and will be specifically targeted at frustrating the efforts of parties engaging in illegal and dangerous activities online that pose a threat to users of Google services, including ads that violate U.S. law or Google’s content policies and prohibitions regarding dangerous and illegal activities.
2.6    Application of Google’s Policies to Acquired Companies
Within twelve months following the acquisition of digital advertising companies, Google will review their advertising-related compliance and regulatory policies to ensure consistency with Google’s existing policies and the corporate governance measures set out in ¶¶2.2-2.5 above.

3.	Settlement Procedures
3.1    After execution of this Stipulation, Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto

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(the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 (“Long-Form Notice”) and A-2 (“Short-Form Notice”; the Long-Form Notice and Short-Form Notice collectively, the “Settlement Notice”), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.
3.2    Within ten (10) business days following the Court’s entry of the Preliminary Approval Order, Google shall cause the Stipulation and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in Investor’s Business Daily. The SEC filing will be accessible via a link on the “Investor Relations” page of http://www.google.com, the address of which shall be contained in the Settlement Notice.
3.3    Plaintiffs will also request that sixty (60) days after the Settlement Notice is given, the Court hold a joint hearing in the Actions (the “Settlement Hearing”) to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Actions against the Settling Defendants.
3.4    Pending the Effective Date, all proceedings and discovery in the Actions shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement. To the extent necessary, the Settling Parties will take all reasonable steps to maintain the stay of proceedings in the State Actions as well.

4.	Releases
4.1    Upon the Effective Date, as defined in ¶1.7, Google, current Google stockholders and the Plaintiffs (acting on their own behalf and derivatively on behalf of Google) shall be deemed to have, and

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by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged and dismissed with prejudice the Released Claims against the Released Persons and any and all causes of action or claims (including Unknown Claims) that have or could have been asserted in the Actions by Plaintiffs, Google or any Google stockholder derivatively on behalf of Google, or Google against the Settling Defendants or the Released Persons, based on the Settling Defendants’ acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act related to Google’s acceptance of advertisements by foreign online pharmacies that violated certain federal laws through and including the date of execution of this Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
4.2    Upon the Effective Date, as defined in ¶1.7, Plaintiffs (acting on their own behalf and derivatively on behalf of Google and its stockholders), Google and any Person acting on behalf of Google, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Actions, or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
4.3    Upon the Effective Date, as defined in ¶1.7, each of the Released Persons and the Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel and all current Google stockholders (solely in their capacity as Google stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement

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or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses
5.1    After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel and Google, acting by and through its counsel, with the assistance of the Honorable Layn R. Phillips, United States District Judge (Ret.), separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, Google, acting by and through its Committee of independent directors, has agreed to pay $9,900,000, subject to Court approval (the “Fee and Expense Amount”).
5.2    Within twenty (20) calendar days following the Court’s issuance of the District Court Approval Order, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, Google shall make one payment of the Fee and Expense Amount to an account jointly controlled by Robbins Geller Rudman & Dowd LLP and Abraham, Fruchter & Twersky, LLP, as receiving agents for Plaintiffs’ Counsel. If, as a result of any further order of the Court or as a result of any appeal, remand, or successful collateral attack, the Effective Date does not occur or if the Fee and Expense Amount is not approved or is modified or overturned, in whole or in part, then Plaintiffs’ Counsel shall be responsible for repayment to Google of the amount received by them. Neither Google nor any other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation or Termination
6.1    The Effective Date shall be conditioned on the occurrence of all of the following events:

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(a)    the Committee of independent Google directors has approved the Settlement and each of its terms, including the separately negotiated Fee and Expense Amount;
(b)    the Court has entered the District Court Approval Order and Judgment, substantially in the forms of Exhibits B and C attached hereto; and
(c)    the Judgment has become Final.
6.2    If any of the conditions specified in ¶6.1 are not met, then the Stipulation of Settlement shall be canceled and terminated subject to the provisions of this ¶6.2, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval. If for any reason the Effective Date does not occur, or if this Stipulation is terminated, or is cancelled, or otherwise fails to become effective for any reason:
(a)    The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;
(b)    All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Actions or in any other action or proceeding; and
(c)    The terms and provisions of the Stipulation, with the exception of the provisions of ¶5.2 and ¶6.2 shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.
6.3    No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest awarded by the Court to Plaintiffs’

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Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Miscellaneous Provisions
7.1    The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
7.2    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Google and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation or defense. The District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws, including California Code of Civil Procedure §128.7. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.
7.3    Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the settlement itself; provided, however, that Google and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.
7.4    Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

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(a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Google; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Google in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.5    All agreements made and orders entered during the course of the Actions relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment.
7.6    All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.7    This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
7.8    This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Actions and no parole or other evidence may be offered to explain, construe, contradict or clarify its terms, the intent of the Settling

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Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.
7.9    Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, Google and its counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.
7.10    Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.
7.11    Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.
7.12    Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.
7.13    Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.
7.14    The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or pdf counterparts shall be deemed to be one and the same

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instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Federal Court.
7.15    This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.
7.16    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment and for matters arising out of, concerning or relating thereto.
7.17    This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to California’s choice-of-law principles.
IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated August 7, 2014.

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ROBBINS GELLER RUDMAN & DOWD LLP BENNY C. GOODMAN III ERIK W. LUEDEKE
/s/ BENNY C. GOODMAN III
BENNY C. GOODMAN III
655 West Broadway, Suite 1900 San Diego, CA 92101-3301 Telephone: 619/231-1058 619/231-7423 (fax)
ROBBINS GELLER RUDMAN & DOWD LLP SHAWN A. WILLIAMS Post Montgomery Center One Montgomery Street, Suite 1800 San Francisco, CA 94104 Telephone: 415/288-4545 415/288-4534 (fax)
POMERANTZ LLP MARC I. GROSS JEREMY A. LIEBERMAN 600 Third Avenue New York, NY 10016 Telephone: 212/661-1100 212/661-8665 (fax)
ROBBINS ARROYO LLP BRIAN J. ROBBINS FELIPE J. ARROYO SHANE P. SANDERS GINA STASSI 600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)
LAW OFFICE OF ALFRED G. YATES, JR., P.C. GERALD L. RUTLEDGE 519 Allegheny Building 429 Forbes Avenue Pittsburgh, PA 15219 Telephone: 412/391-5164 412/471-1033 (fax)
Counsel for Plaintiffs Patricia H. McKenna, Avrohom Gallis and James Clem

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ABRAHAM, FRUCHTER, & TWERSKY, LLP JEFFREY S. ABRAHAM MITCHELL M.Z. TWERSKY PHILIP T. TAYLOR
/s/ JEFFREY S. ABRAHAM
JEFFREY S. ABRAHAM
One Penn Plaza, Suite 2805 New York, NY 10119 Telephone: 212/279-5050 212/279-3655 (fax)
ABRAHAM, FRUCHTER, & TWERSKY, LLP IAN D. BERG TAKEO A. KELLAR 12526 High Bluff Drive, Suite 300 San Diego, California 92130 Tel: (858) 792-3448 Fax: (858) 792-3449 Iberg@aftlaw.com tkellar@aftlaw.com
Counsel for Plaintiff City of Orlando Police Pension Fund

WILSON SONSINI GOODRICH & ROSATI, P.C. BORIS FELDMAN ELIZABETH C. PETERSON
/s/ BORIS FELDMAN
BORIS FELDMAN
650 Page Mill Road Palo Alto, CA 94304 Telephone: 650/493-9300 650/493-6811 (fax)
Attorneys for Defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Paul S. Otellini, K. Ram Shriram, Shirley M. Tilghman, Ann Mather, and Nominal Defendant Google Inc.

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